                                                                    Exhibit 99.1


NEWS FROM:                                  STEWART & STEVENSON
                                            CORPORATE HEADQUARTERS
           [STEWART & STEVENSON LOGO]       P.O. BOX 1637
                                            HOUSTON, TX 77251-1637

                                  Client:   Stewart & Stevenson Services, Inc.

                                 Contact:   John B. Simmons, CFO
                                            Stewart & Stevenson Services, Inc.
                                            713-868-7865

                                            Ken Dennard / kdennard@easterly.com
                                            Lisa Elliott / lisae@easterly.com
                                            Easterly Investor Relations
                                            713-529-6600


                      STEWART & STEVENSON SERVICES REPORTS
                          FISCAL FIRST QUARTER RESULTS
      NET EARNINGS FROM CONTINUING OPERATIONS WERE $0.17 PER DILUTED SHARE


      HOUSTON - JUNE 4, 2002 - Stewart & Stevenson Services, Inc. (NASDAQ:SSSS), a leading manufacturer, service provider, and distributor of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced results for the fiscal first quarter ending May 4, 2002.

      Sales for the first quarter of 2002 were $299.7 million compared to sales of $327.8 million in the same period a year ago. Net earnings from continuing operations in the first quarter of 2002 were $4.9 million or $0.17 per diluted share, compared to net earnings from continuing operations of $8.0 million, or $0.28 per diluted share, in last year's first quarter excluding a one time benefit related to the settlement of a claim with the U.S. government. The settlement last year resulted in a gain of $20.8 million with an after tax impact of $13.1 million in net income or $0.45 per diluted share.

      Net loss from discontinued operations in the first quarter of 2002 was $1.1 million or $0.04 per diluted share and in the same period of the prior year the net loss from discontinued operations was $716,000 or $0.02 per diluted share.

      The Company adopted the Financial Accounting Standards Board's SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" effective February 1, 2002. As a result, the Company recognized an impairment of goodwill of $3.7 million or $0.13 per diluted share, net of tax, primarily related to the Airline Products segment, that was recorded as a cumulative effect of a change in accounting during the first quarter.

      Total net earnings in first quarter 2002 after discontinued operations and cumulative change in accounting were $117,000 or $0.00 per diluted share compared with $20.3 million or $0.71 per diluted share for the comparable period of 2001.

      Michael L. Grimes, President and Chief Executive Officer, stated, "The results from continuing operations were in line with expectations even at the lower than anticipated sales levels achieved. We believe our efforts and focus on business process improvements, cost control and cost reduction are placing us in position to improve the profitability of the Company."

      SEGMENT DATA
      The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded first quarter 2002 sales of $150.0 million, a 10 percent increase over sales of $136.6 million in the same period of 2001. The sales growth was driven by higher service and parts sales related to aftermarket activities. Operating profit totaled $3.7 million versus a $1.6 million profit in the comparable period of last year.

      The Distributed Energy Solutions Segment was established in the last quarter of 2001 for activities associated with the reciprocating power generation equipment business, and was formerly part of the Power Products segment. Sales in this segment were $11.8 million in the first quarter of 2002 versus $31.0 million in the same period of 2001. Prior year sales included certain large turnkey power generation contracts that were completed during 2001. This segment posted an operating loss of $2.2 million for the quarter versus a breakeven result in the same quarter of the previous year. The order backlog at the end of the first quarter 2002 increased to $52.3 million, compared with $40.3 million at the end of 2001.

      The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $115.5 million in the first quarter of 2002 compared to $108.5 million a year ago. The increase in sales was due to an increased volume of truck sales for the period and higher service sales. Operating profit for the quarter totaled $14.9 million, compared with $17.5 million in the first quarter of 2001, excluding last year's one time benefit of a $20.8 million settlement of a claim with the U.S. government. After taking this prior year item into account, operating margins for the current quarter were lower than the prior year due to lower equipment margins and increased costs associated with the Company's efforts to win a third multi-year contract for the FMTV.

      The Petroleum Equipment segment manufactures equipment for the well servicing industry. Sales in this segment totaled $6.5 million for the first quarter of 2002 compared to $21.0 million in the same period of 2001. The decrease in sales for this segment was primarily attributable to the generally lower business levels in the oil and gas markets and the completion of several large equipment orders for well stimulation equipment in the prior year. This segment posted an operating loss for the first quarter of $507,000 versus an operating profit of $1.5 million in the previous year. The order backlog at the end of the first quarter 2002 totaled $20.2 million, compared with $17.8 million at the end of 2001.

      The Airline Products segment, which manufactures airline ground support products, mobile railcar movers, and snow blowers recorded sales of $14.3 million in the first quarter of 2002, compared with $24.1 million in the same quarter last year. The airline industry has been adversely impacted by the events of September 11 and this segment is currently operating at below breakeven levels. The operating loss for the first quarter totaled $3.1 million as compared to an operating loss of $4.4 million in the previous first quarter.

      Other business activities not identified in a specific segment include primarily gas compression equipment sales and wheel chair lifts. First quarter 2002 sales were $1.6 million, compared to $6.5 million for the comparable period last year. First quarter 2002 operating loss was $432,000 compared to a $223,000 profit in last year's first quarter.

      OTHER
      Loss from discontinued operations in first quarter of 2002 was $1.1 million, net of tax or $0.04 per diluted share. Included in this loss was a $666,000 operating loss from the Petroleum Equipment segment's blowout preventer, valve and drilling riser business that was reclassified for accounting purposes as a discontinued operation during the fourth quarter of 2001. Also included in the loss for the first quarter was a $431,000 provision for a financial guarantee related to the discontinued gas turbine business.

      The balance in cash and equivalents was $67.3 million at quarter end, a decrease of $14.1 million for the quarter. Operating activities consumed $2.5 million in cash, investing activities consumed $9.5 million, and $2.2 million was used in financing activities. Total debt was unchanged for the quarter as no maturities became due during the quarter.

      CONFERENCE CALL
      Stewart & Stevenson Services, Inc. has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, June 4 at 11:00 a.m. eastern time to review the first quarter results. To listen to the call, dial 303-262-2190 at least ten minutes before the conference begins and ask for the Stewart & Stevenson Services conference call. To listen to the call free over the Internet, sign on to the Stewart & Stevenson web site at WWW.SSSS.COM at least fifteen minutes early to register, download, and install any necessary audio software.

      A telephonic replay of the conference call will be available through Tuesday, June 11, 2002, and may be accessed by dialing 303-590-3000 and using pass code 471068. An audio archive will also be available on the Stewart & Stevenson website at WWW.SSSS.COM shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at Easterly Investor Relations at 713-529-6600 or email KAREN@EASTERLY.COM.

      Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides services for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine, and transportation. For more information, please contact Karen Roan at Easterly Investor Relations at 713-529-6600 or email KAREN@EASTERLY.COM.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks relating to personnel, risks of dependence on government, inherent risks of government contracts, risks of claims and litigation, risks as to global trade matters, risks as to cost controls, risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters, and risks as to distributorships, all as more specifically outlined in the Company's latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.


                              - TABLES TO FOLLOW -

                       STEWART & STEVENSON SERVICES, INC.
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)

                                                                          THREE MONTHS ENDED
                                                                ----------------------------------------
                                                                 MAY 04, 2002            APRIL 28, 2001
                                                                --------------          ----------------
Sales                                                              $ 299,670                $ 327,817
Cost of sales                                                        255,918                  281,124
                                                                   ---------                ---------

Gross profit                                                          43,752                   46,693

Recovery of costs incurred, net                                           --                  (20,800)
Selling and administrative expenses                                   35,424                   33,378
Interest expense                                                       1,132                    1,860
Interest and investment income                                          (338)                  (1,214)
Other income, net                                                        (21)                     (24)
                                                                   ---------                ---------
                                                                      36,197                   13,200

Earnings before income taxes                                           7,555                   33,493
Income tax expense                                                     2,659                   12,444
                                                                   ---------                ---------
NET EARNINGS FROM CONTINUING OPERATIONS
       BEFORE CUMULATIVE EFFECT OF CHANGE
       IN ACCOUNTING                                                   4,896                   21,049
Loss from discontinued operations, net
       of tax of $(599) and $(398)                                    (1,097)                    (716)
Cumulative effect of change in accounting, net
       of tax of $(1,798)                                             (3,682)                      --
                                                                   ---------                ---------
NET EARNINGS                                                       $     117                $  20,333
                                                                   =========                =========
Weighted average shares outstanding:
   Basic                                                              28,454                   28,085
   Diluted                                                            28,767                   28,704

Earnings per share:
  Basic
     Continuing operations before cumulative effect                $    0.17                $    0.75
     Discontinued operations                                           (0.04)                   (0.03)
     Cumulative effect of change in accounting                         (0.13)                      --
                                                                   ---------                ---------
     NET EARNINGS PER SHARE                                        $    0.00                $    0.72
                                                                   =========                =========

  Diluted
     Continuing operations before cumulative effect                $    0.17                $    0.73
     Discontinued operations                                           (0.04)                   (0.02)
     Cumulative effect of change in accounting                         (0.13)                      --
                                                                   ---------                ---------
     NET EARNINGS PER SHARE                                        $    0.00                $    0.71
                                                                   =========                =========

Cash dividends per share                                           $   0.085                $   0.085


                       STEWART & STEVENSON SERVICES, INC.
                               SEGMENT INFORMATION
                                 (In thousands)

                                                  THREE MONTHS ENDED
                                          -----------------------------------
                                           MAY 04, 2002        APRIL 28, 2001
                                          --------------      ---------------
SALES
  Power Products                            $ 149,961             $ 136,623
  Distributed Energy Solutions                 11,783                31,049
  Tactical Vehicle Systems                    115,461               108,494
  Petroleum Equipment                           6,518                21,034
  Airline Products                             14,301                24,109
  Other Business Activities                     1,646                 6,508
                                            ---------             ---------
    Total                                   $ 299,670             $ 327,817
                                            =========             =========

OPERATING PROFIT (LOSS)
  Power Products                            $   3,655             $   1,632
  Distributed Energy Solutions                 (2,201)                   52
  Tactical Vehicle Systems                     14,916                38,259
  Petroleum Equipment                            (507)                1,547
  Airline Products                             (3,124)               (4,368)
  Other Business Activities                      (432)                  223
                                            ---------             ---------
    Total                                      12,307                37,345

NON-OPERATING INCOME/(EXPENSE)
  Corporate expense, net                       (3,958)               (3,206)
  Interest income                                 338                 1,214
  Interest expense                             (1,132)               (1,860)
                                            ---------             ---------

EARNINGS BEFORE INCOME TAXES                $   7,555             $  33,493
                                            =========             =========

OPERATING PROFIT (LOSS) PERCENTAGE
  Power Products                                  2.4%                  1.2%
  Distributed Energy Solutions                  (18.7)                  0.2
  Tactical Vehicle Systems                       12.9                  35.3
  Petroleum Equipment                            (7.8)                  7.4
  Airline Products                              (21.8)                (18.1)
  Other Business Activities                     (26.2)                  3.4
  Total                                           4.1                  11.4


                       STEWART & STEVENSON SERVICES, INC.
                           SELECTED OTHER INFORMATION

                                                                ORDER BACKLOG
                      --------------------------------------------------------------------------------------------------------------
                       January 31,  April 29,  July 29, October 28, January 31, April 28,  July 28, October 27, January 31,  May 4,
($ Millions)             2000         2000      2000      2000         2001       2001      2001       2001        2002       2002
                      --------------------------------------------------------------------------------------------------------------
Tactical Vehicle
  Systems              $   914.5    $  839.5  $  795.7  $  742.8    $  658.2    $  596.3  $  493.1  $  404.7    $  686.0    $  582.7

Power Products              77.6        89.9      80.8      73.0        59.4        60.1      79.9      79.9        51.4        49.1

Distributed Energy
  Solutions                 --          --        35.9      46.2        78.4       117.1      66.2      53.7        40.3        52.3

Petroleum Equipment
       -Continuing          13.6        22.5      36.0      44.8        37.5        34.7      46.0      27.4        17.8        20.2
       -Discontinued         3.6         4.0      19.6      20.8        17.8        12.7      17.0      16.9        14.0        11.2
                      --------------------------------------------------------------------------------------------------------------
                            17.2        26.5      55.6      65.6        55.3        47.4      63.0      44.3        31.8        31.4

Airline Products            23.5        18.6      17.2      19.5        16.2        17.2      17.1       8.4         6.9         7.6

Other Business
  Activities                24.0        14.7      10.1      16.5        11.3         7.1      10.6       5.3         4.3         6.8
                      --------------------------------------------------------------------------------------------------------------

                       $ 1,056.8    $  989.2  $  995.3  $  963.6    $  878.8    $  845.2  $  729.9  $  596.3    $  820.7    $  729.9
                      ==============================================================================================================

                                                           TACTICAL VEHICLE SYSTEMS UNIT SHIPMENTS
                                     -------------------------------------------------------------------------------------
                                                                                 Fiscal 2002
                                      Fiscal     Fiscal     --------------------------------------------------     Fiscal
                                       2000       2001         1Q         2Q*        3Q*        4Q*     Total*      2003*
                                     -------------------------------------------------------------------------------------
 Trucks                                1,534      2,229        612        553        566        620      2,351      1,585

 Trailers                                 --        692        135        127        133        123        518        362
                                     -------------------------------------------------------------------------------------
                                       1,534      2,921        747        680        699        743      2,869      1,947
                                     =====================================================================================
Estimated Sales (millions)            $  304     $  432     $  112     $  106     $  112     $  109     $  439     $  265
                                     =====================================================================================


*Based on current US Army forecast and other data through September, 2003. See cautionary statements above for important information regarding forward-looking statements.

                       STEWART & STEVENSON SERVICES, INC.
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                        (In thousands except share data)

                                                                              MAY 04, 2002        JANUARY 31, 2002
                                                                            ----------------     ------------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                   $  67,318              $  81,438
   Accounts and notes receivable, net                                            168,471                166,123
   Recoverable costs and accrued profits not yet billed                              981                     --
   Inventories                                                                   237,149                230,300
   Excess of current cost over LIFO values                                       (43,828)               (42,132)
   Other current assets                                                           20,330                 33,503
   Total assets of discontinued operations                                        43,584                 40,693
                                                                               ---------              ---------
      TOTAL CURRENT ASSETS                                                       494,005                509,925
                                                                               ---------              ---------

PROPERTY, PLANT AND EQUIPMENT, NET                                               124,256                119,657
DEFERRED INCOME TAX ASSET                                                          4,740                  3,237
INVESTMENTS AND OTHER ASSETS                                                      12,359                 16,236
                                                                               ---------              ---------
      TOTAL ASSETS                                                             $ 635,360              $ 649,055
                                                                               =========              =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                               $   3,066              $   3,114
   Accounts payable                                                               45,645                 71,270
   Accrued payrolls and incentives                                                18,593                 19,402
   Current portion of long-term debt                                                 250                    250
   Billings in excess of incurred costs                                           44,778                 39,874
   Other current liabilities                                                      30,395                 22,971
   Total liabilities of discontinued operations                                    9,855                  8,078
                                                                               ---------              ---------
      TOTAL CURRENT LIABILITIES                                                  152,582                164,959

COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT                                                                    56,600                 56,600
ACCRUED POSTRETIREMENT BENEFITS & PENSION                                         33,185                 32,281
OTHER LONG-TERM LIABILITIES                                                        4,133                  3,984
                                                                               ---------              ---------
    TOTAL LIABILITIES                                                            246,500                257,824
                                                                               ---------              ---------
SHAREHOLDERS' EQUITY
  Common Stock, without par value, 100,000,000 shares
   authorized; 28,471,281 and 28,444,281 shares issued at
   January 31, 2002 and January 31, 2001, respectively                            54,500                 54,176
  Accumulated other comprehensive loss                                            (9,090)                (8,746)
  Retained earnings                                                              343,450                345,801
                                                                               ---------              ---------
      TOTAL SHAREHOLDERS' EQUITY                                                 388,860                391,231
                                                                               ---------              ---------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $ 635,360              $ 649,055
                                                                               =========              =========


                         STEWART & STEVENSON SERVICES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (In thousands)

                                                                                     THREE MONTHS ENDED
                                                                              ------------------------------------
                                                                               MAY 04, 2002        APRIL 28, 2001
                                                                              --------------      ----------------
Operating Activities
   Net earnings from continuing operations                                       $   1,214            $  21,049
   Adjustments to reconcile net earnings to net
     cash provided by (used in) operating activities:
       Depreciation and amortization                                                 4,852                5,005
       Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
          Accounts and notes receivable, net                                        (2,348)             (48,988)
          Recoverable costs and accrued profits not yet billed                        (981)                 954
          Inventories, net                                                          (5,153)              (3,311)
          Other current and noncurrent assets                                       15,546                 (301)
          Accounts payable                                                         (25,625)              (7,607)
          Accrued payrolls and incentives                                             (809)                 795
          Billings in excess of incurred costs                                       4,904                9,245
          Other current liabilities                                                  7,424               14,901
          Accrued postretirement benefits & pension                                    905                1,096
          Other long-term liabilities                                                 (196)                (113)
                                                                                 ---------            ---------
   NET CASH USED IN CONTINUING OPERATIONS                                             (267)              (7,275)
   NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS                           (2,211)               3,089
                                                                                 ---------            ---------
   NET CASH USED IN OPERATING ACTIVITIES                                            (2,478)              (4,186)
                                                                                 ---------            ---------

INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                                   (9,995)             (10,845)
   Proceeds from sale of business assets                                                --                2,323
   Disposal of property, plant and equipment, net                                      545                  847
                                                                                 ---------            ---------
   NET CASH USED IN INVESTING ACTIVITIES                                            (9,450)              (7,675)
                                                                                 ---------            ---------

FINANCING ACTIVITIES
   Payments on long-term borrowings                                                     --                  (51)
   Change in short-term notes payable                                                  (48)                (888)
   Dividends paid                                                                   (2,468)              (2,385)
   Exercise of stock options                                                           324                  470
                                                                                 ---------            ---------
   NET CASH USED IN FINANCING ACTIVITIES                                            (2,192)              (2,854)
                                                                                 ---------            ---------

Decrease in cash and cash equivalents                                              (14,120)             (14,715)
Cash and cash equivalents, beginning of period                                      81,438              110,174
                                                                                 ---------            ---------
Cash and cash equivalents, end of period                                         $  67,318            $  95,459
                                                                                 =========            =========
